Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this registration statement on Form S-8 of River Valley Bancorp of our report dated March 18, 2014, on our audits of the consolidated financial statements of River Valley Bancorp as of December 31, 2013 and 2012 and the years then ended, which report is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

/s/ BKD, LLP
BKD, LLP
Indianapolis, Indiana
July 15, 2014